UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   -----------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15 (d) of
                       the Securities Exchange Act of 1934

                                   -----------

       Date of Report (Date of earliest event reported): January 30, 2002


                              CONSECO FINANCE CORP.
             (Exact name of registrant as specified in its charter)


      Delaware                                1-08916           41-1807858
----------------------                   ----------------     --------------
(State or other                          (Commission          (I.R.S. Employer
jurisdiction of                          File Number)        Identification No.)
organization)

        1100 Landmark Towers
        Saint Paul, Minnesota                                        55102
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(Address of principal executive offices)                          (Zip Code)

                                 (651) 293-3400
                            -------------------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
                         (Former name or former address,
                         if changed since last report.)


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Item 5. Other Events


     On January 30, 2002, Conseco Finance Corp. (the "Company"), Conseco, Inc. ("Conseco") and certain of their affiliates entered into various transactions with Lehman Brothers and its affiliates pursuant to which Lehman Brothers extended the terms of the Company's (a) warehouse line from September 2002 to September 2003, (b) borrowings with respect to approximately $90.6 million of miscellaneous assets ("Miscellaneous Borrowings") from January 31, 2002 to June 2003, and (c) residual line from February 2003 to February 2004 under which financing is being provided on the Company's interest-only securities, servicing rights and various B tranche securities of the Company's securitizations. The Company agreed to an amortization schedule by which it will repay the outstanding balance under the Miscellaneous Borrowings by June 2003. In addition, Lehman Brothers has committed that through March 30, 2002, it will advance up to an additional $50 million on the residual line at the Company's request to partially fund the Company's tender offer for its June 2002 bonds. The Company, Conseco and CIHC, Incorporated, a direct subsidiary of Conseco, also entered into a revised agreement governing the movement of cash from the Company to Conseco. Pursuant to the agreement, the Company must maintain liquidity of at least (i) $50 million until September 30, 2002, (ii) $75 million from October 1, 2002 to June 30, 2003 and (iii) $100 million from and after July 1, 2003. However, the Company no longer must meet a minimum liquidity requirement of $250 million before making interest, principal, dividend or redemption payments to its parent.

     Pursuant to the new arrangements, Lehman Brothers may exchange their existing Warrant to purchase 5% of the common stock of the Company until May 2003 and receive in its place 500,000 shares of Series G Convertible Redeemable Preferred Stock of Conseco (the "Series G Preferred") at a $100 stated value per share, having the following general terms:

(a)      No dividend;
(b)      Convertible to Conseco common stock at $10 per share;
(c)      Voting rights on an as converted basis;
(d)      Mandatorily redeemable by Conseco in January 2012 at the stated value;
(e) Pari passu with Conseco's Series F Common-Linked Convertible Preferred Stock (the "Series F Preferred") if, and only if, a majority of the holders of Conseco's Series E Preferred Stock ("Series E Preferred") and Series F Preferred consent, and otherwise pari passu with the Series E Preferred and junior to the Series F Preferred; and
(f) The right to cause Conseco to register the Series G Preferred within one year after electing to surrender the Warrant in exchange for the Series G Preferred.



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         Pursuant to the requirements of the Securities Exchange Act of
1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        CONSECO FINANCE CORP.

DATE:  February 6, 2002


                                        By:  /s/ Neal S. Cohen
                                             -----------------------------------
                                             Name:   Neal S. Cohen
                                             Title:  Chief Financial Officer
                                                       (authorized officer and
                                                        principal financial
                                                        officer)